<COVER LETTER>



                                    April 6, 1994



Securities and Exchange
    Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   Lennar Corporation

Dear Sirs:

            On behalf of Lennar Corporation (the "Company"), and in accordance with the Securities Act of 1933, as amended, and Rule 101(a) of Regulation S-T, we submit for electronic filing a copy of a Registration Statement on Form S-3, including exhibits relating to undesignated securities to be offered at an initial offering price which will not be more than $200,000,000. The filing fee of $68,966 was paid by the Company by wire transfer.

            In accordance with Rule 901(d) of Regulation S-T, a paper format copy of the Registration Statement will be filed within six business days.

            If you have any questions or comments regarding the Registration Statement, please call David W. Bernstein at (212)
878-8432 or Carol A. Mateer at (212) 878-8469.

                                    Very truly yours,

                                    CAROL A. MATEER

       As filed with the Securities and Exchange Commission
                         on April 6, 1994
                                       REGISTRATION NO. 33-
=================================================================
                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                       --------------------
                             FORM S-3
                      REGISTRATION STATEMENT
                              Under
                    The Securities Act of 1933
                       --------------------
                        LENNAR CORPORATION
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
          DELAWARE                           59-1281887
(STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)          IDENTIFICATION NO.)

                    700 NORTHWEST 107TH AVENUE
                      MIAMI, FLORIDA  33172
                          (305) 559-4000

       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                       --------------------
                          LEONARD MILLER
                            PRESIDENT
                        LENNAR CORPORATION
                    700 NORTHWEST 107TH AVENUE
                      MIAMI, FLORIDA  33172
                          (305) 559-4000
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                       -------------------
                            COPIES TO:
                        DAVID W. BERNSTEIN
                          ROGERS & WELLS
                         200 PARK AVENUE
                    NEW YORK, NEW YORK  10166
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this
                     Registration Statement.
                       -------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                       -------------------

                     CALCULATION OF REGISTRATION FEE
========================================================================
Title of Each Class|Amount to be|Proposed |Proposed Maximum|  Amount of
of Securities to be| Registered | Maximum |   Aggregate    |Registration
    Registered     |            |Offering | Offering Price |    Fee
                   |            |Price Per|                |
                   |            |  Unit   |                |
- -------------------+------------+---------+----------------+------------
Common Stock,      |     (3)    |   (3)   | $200,000,000(2)|  $68,966
Preferred Stock,   |            |         |                |
Debt Securities and|            |         |                |
Warrants(1) . . . .|            |         |                |
========================================================================
(1)  Includes shares of Common Stock which may be issued upon conversion of Preferred Stock or Debt Securities, or
     exercise of Warrants, which are being registered.
(2)  Estimated solely for the purpose of calculating the
     registration fee.
(3)  Not applicable, as provided in General Instruction D to Form
     S-3.
          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS
EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER
AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS
REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
=================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR ANY OFFERS TO BUY MAY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION AND OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH HAS AN OFFER, SOLICITATION OF SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

            SUBJECT TO COMPLETION, DATED APRIL 6, 1994

                         [ LENNAR CORPORATION ]


                           COMMON STOCK
                         PREFERRED STOCK
                         DEBT SECURITIES
                               AND
                             WARRANTS

                       -------------------

          Lennar Corporation (the "Company") may from time to time offer its Common Stock, Preferred Stock (which may be issued in one or more series), Debt Securities (which may be issued in one or more series) or Warrants entitling the holders to purchase Common Stock, Preferred Stock or Debt Securities (together "Securities") at an aggregate initial offering price which will not exceed $200 million. Securities may be offered from time to time in amounts, at prices and on terms which will be determined at the time of sale. Offerings may be of particular Securities or of units consisting of two or more types of Securities. The Company may sell Securities to or through underwriters, through agents or directly to purchasers.

     The terms of particular Securities offered by the Company will be described in a Prospectus Supplement which will accompany this Prospectus. A Prospectus Supplement relating to a series of Preferred Stock will describe, to the extent applicable, its title, maximum number of shares, liquidation preference per share, dividend rights (which may be fixed or participating and may be cumulative or non-cumulative), voting rights, conversion rights, redemption provisions and sinking fund or purchase fund requirements, as well as any other material terms. A Prospectus Supplement relating to a series of Debt Securities will describe, to the extent applicable, its title, aggregate principal amount, maturity, interest rate (which may be fixed or variable), currency of payment, interest payment dates, conversion rights, redemption provisions and sinking fund or purchase fund requirements, as well as any other material terms. A Prospectus Supplement relating to an issue of Warrants will describe the Securities which can be purchased by exercise of the Warrants, the exercise price of the Warrants (which may be wholly or partly consideration other than cash) and the period during which the Warrants can be exercised, as well as any other material terms.

     Each Prospectus Supplement will also contain the names of the underwriters or agents, if any, through which the Securities to which it relates will be sold, the initial public offering price, information about securities exchanges or automated quotation systems on which the Securities will be listed or traded and any other material information about the offering and sale of the Securities.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS.  ANY REPRESENTATION OF THE
                 CONTRARY IS A CRIMINAL OFFENSE.

                       -------------------

           The date of this Prospectus is April 6, 1994

   NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS DOES NOT, AND NO PROSPECTUS SUPPLEMENT WILL, CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR THAT PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE OF SECURITIES WILL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CORRECT AT ANY TIME AFTER ITS DATE.

                        -----------------

                        TABLE OF CONTENTS
                                                           Page
                                                           ----
     Available Information                                  2
     Incorporation of Certain Documents by Reference        2
     The Company                                            3
     Selected Financial Data                                4
     Selected Operating Data                                5
     Description of Debt Securities                         6
     Description of Warrants                                7
     Description of Capital Stock                           8
     Legal Matters                                          9
     Experts                                                9

                      AVAILABLE INFORMATION

   Lennar Corporation ("Lennar" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). All reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock of the Company is listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and reports and other information concerning the Company can also be inspected at the offices of that Exchange.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1993 filed by the Company with the Commission
(File No. 1-6643), is incorporated by reference in this Prospectus.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering made by this Prospectus will be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the dates they are filed. Any statement contained in this Prospectus or in a document incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent a statement in any subsequently filed document which is incorporated by reference in this Prospectus modifies or supersedes the earlier statement.

   The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference in this Prospectus, other than exhibits to those documents which are not specifically incorporated by reference. Requests should be directed to: Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, Attention: Director of Shareholder Relations (Telephone: (305) 559-4000).

                           THE COMPANY



          The Company is a full service real estate company. It is primarily engaged in homebuilding, in the ownership and management of commercial and residential income-producing properties and other real estate related assets (including both properties built and owned by the Company and properties and mortgages acquired by the Company or by partnerships in which the Company is a participant) and in real estate related financial services. The Company believes its investment management and financial services businesses provide a balance to the cyclical nature of the homebuilding business.

          The Company and its predecessor have built homes since 1954. The Company believes that, since its acquisition of Development Corporation of America in 1986, it has each year delivered more homes in Florida than any other homebuilder. The Company has been building homes in Arizona since 1972, where it currently is one of the leading homebuilders. In 1991, the Company began building homes in the Dallas/Ft. Worth area of Texas and in 1993 it expanded its Texas activities into the Houston area. The Company has constructed and sold over 100,000 homes to date.

          The Company is involved in all phases of planning and building its residential communities, including land acquisition, site planning, preparation of land, improvement of undeveloped and partially developed acreage and design, construction and marketing of homes. The Company subcontracts virtually all segments of development and construction to others. The Company sells single-family attached and detached homes and condominiums in buildings generally one to five stories in height. Homes sold by the Company are primarily in the moderate price range for the areas in which they are located. They are targeted primarily at first time homebuyers, first time move-up homebuyers and, in some communities, retirees.

          The Company has been engaged since the early 1970's in developing and managing commercial and residential income-producing properties. It has also, on a number of occasions, developed properties under arrangements with financial institutions which had acquired the properties through foreclosures or similar means. At November 30, 1993, it owned and was managing more than 2,800 rental apartment units and approximately 1,400,000 square feet of low rise office buildings, warehouses and neighborhood retail centers, as well as a 297 room hotel, a mobile home park and golf and other recreational facilities in various communities.

          In 1992, the Company began acquiring, primarily through partnerships in which it is a participant, pools of real estate assets which it believes can be liquidated at a profit and which will generate rental, interest and other income during the several year liquidation process. The Company manages the portfolios of real estate assets for the partnerships in which it participates. The management agreements typically provide for reimbursement to the Company of costs of management and for fees based on the cash flow performance of the partnerships.

          The Company's financial services subsidiaries originate mortgage loans, service mortgage loans which they and other lenders originate, purchase and re-sell mortgage loan pools (often retaining the servicing rights), arrange title insurance and provide closing services for homebuyers. Mortgage loans originated by the Company include conventional, FHA-insured and VA-guaranteed mortgage loans. The Company entered the mortgage banking business in 1981, primarily to provide financing to buyers of its homes. However, loans to buyers of the Company's homes currently represent only a small portion of the Company's loan originations. The Company sells the loans it originates in the secondary mortgage market, generally on a non-recourse basis, but usually retains the servicing rights.

			RECENT EVENT

	In April 1994, the Company seleted Deloitte & Touche to audit the Company's financial statements.

                     SELECTED FINANCIAL DATA

     The following financial data, except the ratios of earnings to fixed charges, at November 30, 1993 and 1992, and for the fiscal years in the three-year period ended November 30, 1993, are derived from, and are qualified by reference to, the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended November 30, 1993.



                                                             FISCAL YEARS ENDED NOVEMBER 30,
                                                   ------------------------------------------------------------

                                                   1993        1992        1991        1990         1989
                                                   --------   ----------  ----------  ----------  ----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
Revenues
 Sales of homes . . . . . . . . . . . . . .        $513,503    $300,789    $219,075    $260,503    $349,257
 Other real estate  . . . . . . . . . . . .          79,846      50,752      42,910      39,587      44,652
                                                   --------     -------     -------     -------     -------
    Total real estate . . . . . . . . . . .         593,349     351,541     261,985     300,090     393,909
 Financial services . . . . . . . . . . . .          59,204      56,723      37,688      21,455      13,758
 Limited-purpose finance subsidiaries . . .          14,355      21,164      26,070      29,325      32,649
                                                    -------     -------     -------     -------     -------
Total revenues  . . . . . . . . . . . . . .         666,908     429,428     325,743     350,870     440,316
                                                    -------     -------     -------     -------     -------
General and administrative expenses . . . .          28,066      20,426      17,318      20,508      22,151
Unusual item - hurricane damage . . . . . .            -          7,600        -           -           -
                                                    --------    -------     -------     -------     -------
Earnings (loss) before income taxes:
 Real estate  . . . . . . . . . . . . . . .          69,190      31,497      19,455      16,188      39,081
 Financial services . . . . . . . . . . . .          12,860      14,017      13,219       4,816       3,009
 Limited-purpose finance subsidiaries . . .               4       (151)         369           9         474
                                                    -------     -------     -------     -------     -------
Total earnings before income taxes  . . . .          82,054      45,363      33,043      21,013      42,564
                                                    -------     -------     -------     -------     -------
Net earnings  . . . . . . . . . . . . . . .        $ 52,511    $ 29,146    $ 21,148    $ 13,658    $ 28,093
                                                    =======     =======    ========    ========    ========
Net earnings per share (1)  . . . . . . . .        $   1.51    $   0.95    $   0.70    $   0.45    $   0.93
                                                    =======     =======    ========    ========    ========
Weighted average number of shares
 outstanding
 (in thousands) (1) . . . . . . . . . . . .          34,709      30,743      30,171      30,101      30,066
Ratio of earnings to fixed charges (2)  . .            2.9x        1.8x        1.5x        1.1x        1.6x
Ratio of earnings to fixed charges
 (excluding limited purpose finance
  subsidiaries)(2)(3)				       4.3x        2.8x        2.3x        1.3x        2.7x

FINANCIAL POSITION (END OF PERIOD):
Total assets - real estate  . . . . . . . .        $783,256    $558,319    $464,822    $468,768    $497,860
      - financial services  . . . . . . . .         284,391     238,731     159,815      99,831      77,083
      - limited purpose finance subsidiaries        127,843     183,211     237,636     266,613     293,225
                                                  ---------     -------     -------     -------     -------
          Consolidated  . . . . . . . . . .       1,195,490     980,261     862,273     835,212     868,168
                                                  ---------     -------     -------     -------     -------
Total debt - real estate  . . . . . . . . .         242,193     177,652     129,880     133,873     155,393
      - financial services  . . . . . . . .         167,561     144,401      70,137      26,958      18,930
      - limited purpose finance subsidiaries        121,361     174,152     226,133     253,997     279,716
                                                  ---------     -------     -------     -------     -------
          Consolidated  . . . . . . . . . .         531,115     496,205     426,150     414,828     454,039
                                                  ---------     -------     -------     -------     -------
Ratio of real estate debt to total equity .           51.8%       55.6%       44.6%       49.6%       60.0%
Stockholders' equity  . . . . . . . . . . .         467,473     319,330     291,237     269,705     259,079
Stockholders' equity per share(1) . . . . .       $   13.09    $  10.49    $   9.61    $   9.02    $   8.62

- ---------------

(1) All per share amounts and shares outstanding have been restated to reflect a two-for-one stock split effective February 25, 1992 and a three-for-two stock split effective April 5, 1994.
(2) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes plus "fixed charges." "Fixed charges" consist of interest on all indebtedness (neither the Company nor its subsidiaries has any material original issue discount or capitalized lease obligations).
(3) For the purpose of calculating the ratio of earnings to fixed charges (excluding limited purpose finance subsidiaries), "fixed charges" do not include interest on indebtedness of limited purpose finance subsidiaries (that interest being funded by payments on mortgage loans, which are the sole assets of the limited purpose finance subsidiaries).


                                                       SELECTED OPERATING DATA




                                                             FISCAL YEARS ENDED NOVEMBER 30,
                                                  ----------------------------------------------

                                                   1993        1992        1991        1990        1989
                                                 -----------------------------------------------------------
                                                                 (DOLLARS IN THOUSANDS)
Number of homes delivered . . . . . . . . .           4,634       3,039       2,480       3,011       4,259
Backlog of home sales contracts - number  .           2,105       1,788       1,039         815       1,423
Backlog of home sales contracts - dollar
value . . . . . . . . . . . . . . . . . . .        $264,000    $191,000    $106,000     $80,000    $134,000
Number of loans in servicing portfolio  . .          47,000      52,100      40,100      30,900      16,700
Unpaid principal balance of servicing
portfolio . . . . . . . . . . . . . . . . .      $3,400,000  $3,800,000  $2,800,000  $2,200,000  $1,100,000


                  DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued under an Indenture (the "Indenture") dated as of April 15, 1994 between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"). The following statements are subject to the detailed provisions of the Indenture and are qualified in their entirety by reference to the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part and is also available for inspection at the office of the Trustee. All references to "Section," "Article" or "Paragraph" in this section refer to the applicable Section or Article of the Indenture or the applicable Paragraph in the form of Debenture included in the Indenture, as the case may be.

GENERAL

     The Debt Securities will be unsecured obligations of the Company. The Indenture does not limit the principal amount of Debt Securities that may be issued. However, the Debt Securities offered by this Prospectus will be limited to Debt Securities which, together with the other Securities offered by this Prospectus, will have an aggregate initial offering price of not more than $200,000,000. The Debt Securities may be issued in one or more series. Specific terms of each series of Debt Securities will be contained in a supplemental indenture relating to that series. There will be Prospectus Supplements relating to particular series of Debt Securities. Each Prospectus Supplement will describe, as to the Debt Securities to which it relates:
(i) the title of the Debt Securities; (ii) any limit upon the aggregate principal amount of a series of Debt Securities which may be issued; (iii) the date or dates on which principal of the Debt Securities will be payable and the amount of principal which will be payable; (iv) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date; (v) the currency or currencies in which principal, premium, if any, and interest, if any, will be paid; (vi) the place or places where principal, premium, if any, and interest, if any, on the Debt Securities will be payable and where Debt Securities which are in registered form can be presented for registration of transfer or exchange;
(vii) any provisions regarding the right of the Company to redeem Debt Securities or of holders to require the Company to redeem Debt Securities; (viii) the right, if any, of holders of the Debt Securities to convert them into stock or other securities of the Company, including any provisions intended to prevent dilution of the conversion rights or otherwise; (ix) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Debt Securities or a purchase fund which will be used to purchase Debt Securities; (x) the percentage of the principal amount of the Debt Securities which is payable if maturity of the Debt Securities is accelerated because of a default; and (xi) any other material terms of the Debt Securities.

     The Indenture does not contain any restrictions on the payment of dividends or the repurchase of securities of the Company or any financial covenants. However, Supplemental Indentures relating to particular series of Debt Securities may contain provisions of that type.

FORM OF DEBT SECURITIES

     Debt Securities may be certificated or uncertificated and may be issued in registered form with or without coupons or in bearer form with coupons, if applicable.

     Debt Securities of a series may be evidenced by one or more global certificates, which will be in denominations equal to all or a portion of the aggregate principal amount of the Debt Securities of that series. The global certificates may be deposited with depositaries, and may be subject to restrictions upon transfer or upon exchange for Debt Securities in individually certificated form.

EVENTS OF DEFAULT AND REMEDIES

     An Event of Default with respect to the Debt Securities of any series ("Series Debt") is defined in the Indenture as being default in payment of the principal of or premium, if any, on any of the Series Debt; default for 30 days (or another period specified in a supplemental indenture relating to a particular series of Debt Securities, which may be no period) in payment of any installment of interest on the Series Debt; default by the Company for 45 days after notice in the observance or performance of any other covenants in the Indenture and certain events involving bankruptcy, insolvency or reorganization of the Company (Section 6.01). The Indenture provides that the Trustee may withhold notice to the holders of Series Debt of any default (except a default in payment of principal, premium, if any, or interest, if any, with respect to the Series Debt) if the Trustee considers it in the interest of the holders of the Series Debt to do so (Section 7.05).

     The Indenture provides that if any Event of Default has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of the Series Debt then outstanding may declare the principal of all the Series Debt to be due and payable immediately. However, if the Company cures all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the Series Debt then outstanding. (Section 6.02).

     The holders of a majority in principal amount of the Series
Debt then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to certain limitations specified in the Indenture (Section 6.05).

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, (a) with the consent of the holders of not less than a majority in principal amount of the Debt Securities at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities generally, and (b) with the consent of the holders of not less than a majority in principal amount of any Series Debt, to modify any supplemental indenture relating solely to that Series Debt or the rights of the holders of that Series Debt, except that no modification may (i) extend the fixed maturity of any Debt Securities, reduce the rate or extend the time for payment of interest on any Debt Securities, reduce the principal amount of any Debt Securities or premium, if any, on it, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, change the currency in which any Debt Securities are payable or impair the right, if any, to convert any Debt Securities into Common Stock or other securities of the Company, without the consent of holder of each Debt Securities who will be affected, or (ii) reduce the percentage of Debt Securities or Series Debt required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding Debt Securities or of the Series Debt which will be affected. (Section 9.02)

CONCERNING THE TRUSTEE

     The First National Bank of Chicago, the Trustee under the
Indenture, provides, and may continue to provide, banking services to the Company in the ordinary course of its business.

                     DESCRIPTION OF WARRANTS

     Each issue of Warrants will be the subject of an agreement (a"Warrant Agreement") which will contain the terms of the Warrants. There will be a Prospectus Supplement with regard to each issue of Warrants. Each Prospectus Supplement will describe, as to the Warrants to which it relates: (i) the securities which may be purchased by exercising the Warrants (which may be Common Stock, Preferred Stock, Debt Securities or other Warrants, or units consisting of two or more of those types of securities); (ii) the exercise price of the Warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration); (iii) the period during which the Warrants may be exercised; (iv) any provision adjusting the securities which may be purchased on exercise of the Warrants and the exercise price of the Warrants in order to prevent dilution or otherwise; (iv) the place or places where Warrants can be presented for exercise or for registration of transfer or exchange; and (v) any other material terms of the Warrants.

                   DESCRIPTION OF CAPITAL STOCK

     Lennar's authorized capital stock is 100,000,000 shares of Common Stock, $.10 par value, 30,000,000 shares of Class B Common Stock, $.10 par value, and 500,000 shares of Preferred Stock, $10 par value. At April 5, 1994, 25,771,116 shares of Common Stock and 9,986,631 shares of Class B Common Stock were outstanding.

PREFERRED STOCK

     The Preferred Stock may be issued in series with any rights and preferences which may be authorized by Lennar's board of directors. However, the Preferred Stock offered by this Prospectus will be limited to Preferred Stock which, together with the other Securities offered by this Prospectus, will have an aggregate initial offering price of not more than $200,000,000. There will be Prospectus Supplements relating to particular series of Preferred Stock. Each Prospectus Supplement will describe, as to the Preferred Stock to which it relates:
(i) the title of the Preferred Stock; (ii) any limit upon the number of shares of the series of Preferred Stock which may be issued; (iii) the preference, if any, to which holders of the series of Preferred Stock will be entitled upon liquidation of the Company; (iv) the date or dates on which the Company will be required or permitted to redeem the Preferred Stock; (v) the terms, if any, on which the Company or holders of the Preferred Stock will have the option to cause the Preferred Stock to be redeemed; (vi) the voting rights of the holders of the Preferred Stock; (vii) the dividends, if any, which will be payable with regard to the series of Preferred Stock (which may be fixed dividends or particularly dividends and may be cumulative or non-cumulative); (viii) the right, if any, of holders of the Preferred Stock to convert it into another class of stock or securities of the Company, including provisions intended to prevent dilution of those conversion rights; (ix) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Preferred Stock or a purchase fund which will be used to purchase Preferred Stock; and (x) any other material terms of the Preferred Stock.

COMMON STOCK

     All the outstanding shares of Common Stock are fully paid and nonassessable and entitled to participate equally and ratably in dividends and in distributions available for the Common Stock on liquidation. Each share is entitled to one vote for the election of directors and upon all other matters on which the common stockholders vote. Holders of Common Stock do not have preemptive rights and are not entitled to cumulative votes in the election of Directors.

     The transfer agent and registrar for the Common Stock is First Union National Bank, Charlotte, North Carolina.

CLASS B COMMON STOCK

     The Class B Common Stock is identical in every respect with the Common Stock, except that (a) each share of Class B Common Stock is entitled to ten votes on each matter submitted to the vote of the common stockholders, while each share of Common Stock is entitled to only one vote on each matter submitted to the vote of the common stockholders, (b) the cash dividends, if any, paid with regard to the Class B Common Stock in a year cannot be more than 90% of the cash dividends, if any, paid with regard to the Common Stock in that year, (c) Class B Common Stock cannot be transferred, except to a limited group of Permitted Transferees

(primarily close relatives of the Class B stockholder, fiduciaries for the Class B stockholder or for close relatives, and entities of which the Class B stockholder or close relatives are majority owners), (d) Class B Common Stock may at any time be converted into Common Stock, but Common Stock may not be converted into Class B Common Stock, (e) amendments to provisions of the Company's Certificate of Incorporation relating to the Common Stock or the Class B Common Stock require the approval of a majority of the shares of Common Stock which are voted with regard to them (as well as a majority in voting power of all the outstanding Common Stock and Class B Common Stock combined), and
(f) under Delaware law, certain matters affecting the rights of holders of Class B Common Stock may require approval of the holders of the Class B Common Stock voting as a separate class.

     Leonard Miller, the Chairman of the Board of the Company, currently owns 9,947,130 shares of Class B Common Stock, which is 99.6% of the outstanding Class B Common Stock and 27.8% of the outstanding common stock of both classes. Mr. Miller's Class B Common Stock gives him 79.2% of the total votes which can be cast by the holders of both classes of Common Stock. Even if Mr. Miller converted 6,371,000 shares of Class B Common Stock into Common Stock and sold that Common Stock, thereby reducing his holdings to 10% of the total common stock of both classes, Mr. Miller would be entitled to cast more than 50% of the votes. Mr. Miller has no current intention to convert any Class B Common Stock into Common Stock, or to sell any Common Stock, although, except as described under "Underwriting," he would be free to do so at any time.

     The existence of Class B Common Stock, which has substantially greater voting rights than the Common Stock, probably would have the effect of discouraging non-negotiated tender offers and other types of non-negotiated takeovers, if any were contemplated. Mr. Miller's ownership of Class B Common Stock would make it impossible for anyone to acquire shares which have voting control of the Company so long as Mr. Miller's Class B Common Stock represents at least 9.09% of the combined common stock of both classes and the total outstanding Class B Common Stock is at least 10% of the combined common stock of both classes (if at any time the outstanding shares of Class B Common Stock are less than 10% of the outstanding shares of both classes of common stock taken together, the Class B Common Stock will automatically be converted into Common Stock). However, because Mr. Miller owns 99.6% of the outstanding Class B Common Stock, at the current level of outstanding Common Stock, in order for the Class B Common Stock to be at least 10% of the outstanding shares of both classes of common stock, Mr. Miller's Class B Common Stock would be at least 9.89% of the common stock of both classes.

                          LEGAL MATTERS

     The validity of the Securities offered by this Prospectus will be passed upon for the Company by Rogers & Wells, 200 Park Avenue, New York, New York 10166. If the validity of any Securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the Prospectus Supplement relating to that offering.


                             EXPERTS

     The consolidated financial statements and schedules of Lennar Corporation and subsidiaries as of November 30, 1993 and 1992 and for each of the years in the three-year period ended November 30, 1993 incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:


Registration fee -- Securities and Exchange Commission   $68,966
Accounting fees and expenses                                *
Legal fees and expenses                                     *
Trustees' fees and expenses                                 *
Rating agency fees                                          *
Cost of printing and engraving                              *
Miscellaneous                                               *
                                                         -------
Total                                                       *

                                                         =======
- ----------------
*Cannot be estimated until particular offerings are proposed.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          As permitted by Section 145 of the General Corporation Law of Delaware, the Company's Certificate of Incorporation provides that an officer, director, employee or agent of the Company is entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of any action, suit or proceeding brought against him by virtue of his acting as such officer, director, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that in any action or suit by or in the right of the Company such person shall be indemnified only for the expenses actually and reasonably incurred by him and, if such person shall have been adjudged to be liable for negligence or misconduct, he shall not be indemnified unless and only to the extent that a court of appropriate jurisdiction shall determine that such indemnification is fair and reasonable.

ITEM 16.  EXHIBITS

          4.   Form of Indenture
          5.   Opinion of Counsel

          12.  Statement of computation of ratios of
               earnings to fixed charges
          24.  Consents
               (i)  Rogers & Wells (counsel)--included in
                    Exhibit 5
               (ii) KPMG Peat Marwick (accountants)
          26.  Statement of eligibility of trustee on Form T-1


ITEM 17.  UNDERTAKINGS

          The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                            SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida on April 5, 1994.

                                LENNAR CORPORATION


                                By:        LEONARD MILLER
                                   ------------------------------
                                          Leonard Miller
                                      Chairman of the Board
                                          and President

                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard Miller, Allan J. Pekor and Robert B. Cole, and each of them, as his true and lawful attorney-in-fact and agent, with sole power of substitution, to sign for him and in his name, in any and all capacities, all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all such amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

                        -----------------

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        NAME                     TITLE                  DATE
        ----                     -----                  ----

                        Chairman of the Board,      April 5, 1994
                    President, Director (Principal
                          Executive Officer)
   LEONARD MILLER
 -------------------
   Leonard Miller

                       Financial Vice President
                     (Principal Financial Officer)  April 5, 1994
   ALLAN J. PEKOR
 -------------------
   Allan J. Pekor

                         Controller (Principal
                          Accounting Officer)       April 5, 1994
  JAMES T. TIMMONS
 -------------------
  James T. Timmons

                               Director             April 5, 1994
 CHARLES I. BABCOCK
 -------------------
 Charles I. Babcock

        NAME                     TITLE                  DATE
        ----                     -----                  ----

                               Director             April 5, 1994
   IRVING BOLOTIN
 -------------------
   Irving Bolotin

                               Director             April 5, 1994
   ROBERT B. COLE
 -------------------
   Robert B. Cole

                               Director             April 5, 1994
  RICHARD W. McEWEN
 -------------------
  Richard W. McEwen

                               Director             April 5, 1994
  JAMES W. McLAMORE
 -------------------
  James W. McLamore

                               Director             April 5, 1994
  STUART A. MILLER
 -------------------
  Stuart A. Miller

                               Director             April 5, 1994
   ARNOLD P. ROSEN
 -------------------
   Arnold P. Rosen

                               Director             April 5, 1994
  STEVEN J. SAIONTZ
 -------------------
  Steven J. Saiontz

							EXHIBIT 4




                       LENNAR CORPORATION,

                                         ISSUER



                               TO



               THE FIRST NATIONAL BANK OF CHICAGO,

                                         TRUSTEE




                            INDENTURE

                    DATED AS OF APRIL 5, 1994

                      CROSS-REFERENCE TABLE

Trust Indenture
  Act Section                                   Indenture
_______________                                 _________

 310(a)(1) . . . . . . . . . . . . . . . . . . .7.10
    (a)(2) . . . . . . . . . . . . . . . . . . .7.10
    (a)(3) . . . . . . . . . . . . . . . . . . .N.A.
    (a)(4) . . . . . . . . . . . . . . . . . . .N.A.
    (a)(5) . . . . . . . . . . . . . . . . . . .7.10
    (b). . . . . . . . . . . . . . . . . . . . .7.08; 7.10; 12.03
    (c). . . . . . . . . . . . . . . . . . . . .N.A.
 311(a). . . . . . . . . . . . . . . . . . . . .7.11
    (b). . . . . . . . . . . . . . . . . . . . .7.11
    (c). . . . . . . . . . . . . . . . . . . . .N.A.
 312(a). . . . . . . . . . . . . . . . . . . . .2.07
    (b). . . . . . . . . . . . . . . . . . . . .12.04
    (c). . . . . . . . . . . . . . . . . . . . .12.04
 313(a). . . . . . . . . . . . . . . . . . . . .7.06
    (b). . . . . . . . . . . . . . . . . . . . .7.06
    (c). . . . . . . . . . . . . . . . . . . . .12.03
    (d). . . . . . . . . . . . . . . . . . . . .7.06
 314(a). . . . . . . . . . . . . . . . . . . . .4.02; 12.05
    (b). . . . . . . . . . . . . . . . . . . . .N.A.
    (c)(1) . . . . . . . . . . . . . . . . . . .12.05
    (c)(2) . . . . . . . . . . . . . . . . . . .12.05
    (c)(3) . . . . . . . . . . . . . . . . . . .N.A.
    (d). . . . . . . . . . . . . . . . . . . . .N.A.
    (e). . . . . . . . . . . . . . . . . . . . .12.05
    (f). . . . . . . . . . . . . . . . . . . . .12.05
 315(a). . . . . . . . . . . . . . . . . . . . .7.01(b)
    (b). . . . . . . . . . . . . . . . . . . . .7.05; 12.03
    (c). . . . . . . . . . . . . . . . . . . . .7.01(a)
    (d). . . . . . . . . . . . . . . . . . . . .7.01(c)
    (e). . . . . . . . . . . . . . . . . . . . .6.13
 316(a) (last sentence). . . . . . . . . . . . .12.06
    (a)(1)(A). . . . . . . . . . . . . . . . . .6.05
    (a)(1)(B). . . . . . . . . . . . . . . . . .6.04
    (a)(2) . . . . . . . . . . . . . . . . . . .N.A.
    (b). . . . . . . . . . . . . . . . . . . . .6.08
    (c). . . . . . . . . . . . . . . . . . . . .12.03
 317(a)(1) . . . . . . . . . . . . . . . . . . .6.09
    (a)(2) . . . . . . . . . . . . . . . . . . .6.10
    (b). . . . . . . . . . . . . . . . . . . . .2.06
 318(a). . . . . . . . . . . . . . . . . . . . .12.02
_______
N.A. means Not Applicable

                        TABLE OF CONTENTS
                        -----------------

                                                             Page
                                                             ----

ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE . . . .  1
     SECTION 1.01.   Definitions . . . . . . . . . . . . . . .  1
     SECTION 1.02.   Incorporation by Reference of Trust
                      Indenture Act. . . . . . . . . . . . . .  3
     SECTION 1.03.   Rules of Construction . . . . . . . . . .  4

ARTICLE TWO THE SECURITIES . . . . . . . . . . . . . . . . . .  4
     SECTION 2.01.   Form and Dating . . . . . . . . . . . . .  4
     SECTION 2.02.   Amount Unlimited; Issuable in Series. . .  4
     SECTION 2.03.   Denominations . . . . . . . . . . . . . .  5
     SECTION 2.04.   Execution and Authentication. . . . . . .  5
     SECTION 2.05.   Registrar and Paying Agent. . . . . . . .  6
     SECTION 2.06.   Paying Agent to Hold Money in Trust . . .  6
     SECTION 2.07.   Securityholder Lists. . . . . . . . . . .  7
     SECTION 2.08.   Transfer and Exchange . . . . . . . . . .  7
     SECTION 2.09.   Replacement Securities. . . . . . . . . .  7
     SECTION 2.10.   Outstanding Securities. . . . . . . . . .  8
     SECTION 2.11.   Temporary Securities. . . . . . . . . . .  8
     SECTION 2.12.   Cancellation. . . . . . . . . . . . . . .  8
     SECTION 2.13.   Defaulted Interest. . . . . . . . . . . .  9

ARTICLE THREE REDEMPTION . . . . . . . . . . . . . . . . . . .  9
     SECTION 3.01.   Company's Option to Redeem. . . . . . . .  9
     SECTION 3.02.   Notices to Trustee. . . . . . . . . . . .  9
     SECTION 3.03.   Selection of Securities to be Redeemed. . 10
     SECTION 3.04.   Notice of Redemption at the Company's
                      Option . . . . . . . . . . . . . . . . . 10
     SECTION 3.05.   Effect of Notice of Redemption. . . . . . 11
     SECTION 3.06.   Deposit of Redemption Price . . . . . . . 11
     SECTION 3.07.   Holder's Right to Require Redemption. . . 11
     SECTION 3.08.   Procedure for Requiring Redemption. . . . 11
     SECTION 3.09.   Securities Redeemed in Part . . . . . . . 12

ARTICLE FOUR COVENANTS . . . . . . . . . . . . . . . . . . . . 12
     SECTION 4.01.   Payment of Securities . . . . . . . . . . 12
     SECTION 4.02.   Reporting . . . . . . . . . . . . . . . . 12
     SECTION 4.03.   Corporate Existence . . . . . . . . . . . 13
     SECTION 4.04.   Compliance Certificate. . . . . . . . . . 13
     SECTION 4.05.   Further Instruments and Acts. . . . . . . 13

ARTICLE FIVE SUCCESSOR CORPORATION . . . . . . . . . . . . . . 13
     SECTION 5.01.   Company May Consolidate, etc., Only on
                      Certain Terms. . . . . . . . . . . . . . 13
     SECTION 5.02.   Successor Corporation Substituted . . . . 14

ARTICLE SIX DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . 14
     SECTION 6.01.   Events of Default . . . . . . . . . . . . 14
     SECTION 6.02.   Acceleration. . . . . . . . . . . . . . . 16
     SECTION 6.03.   Other Remedies. . . . . . . . . . . . . . 16

     SECTION 6.04.   Waiver of Existing Defaults . . . . . . . 17
     SECTION 6.05.   Control by Majority . . . . . . . . . . . 17
     SECTION 6.06.   Payments of Securities on Default; Suit
                      Therefor . . . . . . . . . . . . . . . . 17
     SECTION 6.07.   Limitation on Suits . . . . . . . . . . . 18
     SECTION 6.08.   Rights of Holders to Receive Payment
                      and to Demand Conversion . . . . . . . . 18
     SECTION 6.09.   Collection Suit by Trustee. . . . . . . . 19
     SECTION 6.10.   Trustee May File Proofs of Claim. . . . . 19
     SECTION 6.11.   Restoration of Positions. . . . . . . . . 19
     SECTION 6.12.   Priorities. . . . . . . . . . . . . . . . 19
     SECTION 6.13.   Undertaking for Costs . . . . . . . . . . 20
     SECTION 6.14.   Stay, Extension or Usury Laws . . . . . . 20
     SECTION 6.15.   Liability of Stockholders, Officers,
                      Directors and Incorporators. . . . . . . 21

ARTICLE SEVEN TRUSTEE. . . . . . . . . . . . . . . . . . . . . 21
     SECTION 7.01.   Duties of Trustee . . . . . . . . . . . . 21
     SECTION 7.02.   Rights of Trustee . . . . . . . . . . . . 22
     SECTION 7.03.   Individual Rights of Trustee. . . . . . . 23
     SECTION 7.04.   Trustee's Disclaimer. . . . . . . . . . . 23
     SECTION 7.05.   Notice of Defaults. . . . . . . . . . . . 23
     SECTION 7.06.   Reports by Trustee. . . . . . . . . . . . 23
     SECTION 7.07.   Compensation and Indemnity. . . . . . . . 24
     SECTION 7.08.   Replacement of Trustee. . . . . . . . . . 25
     SECTION 7.09.   Successor Trustee by Merger, etc. . . . . 26
     SECTION 7.10.   Eligibility; Disqualification . . . . . . 26
     SECTION 7.11.   Preferential Collection of Claims . . . . 26

ARTICLE EIGHT DISCHARGE OF INDENTURE . . . . . . . . . . . . . 26
     SECTION 8.01.   Termination of the Company's
                      Obligations. . . . . . . . . . . . . . . 26
     SECTION 8.02.   Application of Trust Money. . . . . . . . 27
     SECTION 8.03.   Repayment to the Company. . . . . . . . . 28

ARTICLE NINE AMENDMENTS, SUPPLEMENTS AND WAIVERS . . . . . . . 28
     SECTION 9.01.   Without Consent of Holders. . . . . . . . 28
     SECTION 9.02.   With Consent of Holders . . . . . . . . . 28
     SECTION 9.03.   Compliance with Trust Indenture Act . . . 30
     SECTION 9.04.   Revocation and Effect of Consents . . . . 30
     SECTION 9.05.   Notation on or Exchange of Securities . . 30
     SECTION 9.06.   Trustee to Sign Amendments, etc . . . . . 30

ARTICLE TEN CONVERSION OR EXCHANGE OF SECURITIES . . . . . . . 30
     SECTION 10.01.  Provisions Relating to Conversion or
                      Exchange of Securities . . . . . . . . . 30

ARTICLE ELEVEN SINKING OR PURCHASE FUNDS . . . . . . . . . . . 31
     SECTION 11.01.  Provisions Relating to Sinking or
                      Purchase Funds . . . . . . . . . . . . . 31

ARTICLE TWELVE MISCELLANEOUS . . . . . . . . . . . . . . . . . 31
     SECTION 12.01.  Trust Indenture Act Controls. . . . . . . 31
     SECTION 12.02   Supplemental Indentures Contract. . . . . 31
     SECTION 12.03.  Notices . . . . . . . . . . . . . . . . . 32
     SECTION 12.04.  Communication by Holders with Other
                      Holders. . . . . . . . . . . . . . . . . 32
     SECTION 12.05.  Certificate and Opinion as to
                      Conditions Precedent . . . . . . . . . . 33
     SECTION 12.06.  When Treasury Securities Disregarded. . . 33
     SECTION 12.07.  Rules by Trustee, Paying Agent,
                      Registrar. . . . . . . . . . . . . . . . 34
     SECTION 12.08.  Legal Holidays. . . . . . . . . . . . . . 34
     SECTION 12.09.  Governing Law and Submission to
                      Jurisdiction . . . . . . . . . . . . . . 34
     SECTION 12.10.  Actions by the Company. . . . . . . . . . 34
     SECTION 12.11.  No Adverse Interpretation of Other
                      Agreements . . . . . . . . . . . . . . . 34
     SECTION 12.12.  Successors. . . . . . . . . . . . . . . . 35
     SECTION 12.13.  Duplicate Originals . . . . . . . . . . . 35
     SECTION 12.14.  Table of Contents, Headings, etc. . . . . 35


     Exhibit A  -    Form of Debenture and Trustee's
                     Authentication. . . . . . . . . . . . . .A-1

          INDENTURE, dated as of April 5, 1994, between Lennar Corporation (the "Company"), a Delaware corporation having its principal office at 700 N.W. 107th Avenue, Miami, Florida 33172, and The First National Bank of Chicago (the "Trustee"), a national banking association, organized under the laws of the United States of America which has its corporate trust office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126.

          Each party agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's debentures, notes or other evidences of unsecured indebtedness to be issued in one or more series ("Securities"):


                           ARTICLE ONE

           DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  Definitions.

          "Board Resolution" means a resolution by the Board of Directors or Executive Committee of the Company certified by its Secretary or an Assistant Secretary as being duly adopted and in full force and effect.

          "Business Day" means each Monday, Tuesday, Wednesday,
Thursday and Friday which is not a Legal Holiday.

          "Capital Stock" means common or preferred stock entitled to share in the equity or profits of a Corporation.

          "Common Stock" means the common stock, par value $.10 per share, of the Company, as that stock may be reconstituted from time to time, except that "Common Stock" will not include the Company's Class B Common Stock.

          "Company" means the Person named as such in this Indenture until a successor replaces it and after that means the successor.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business is principally administered (which at the date of this Indenture is at the location set forth in the first paragraph of this Indenture).

          "Corporation" includes corporations, associations, companies and business trusts.

          "Custodian" has the meaning provided in Section 6.01.

          "Default" means any event which, upon the giving of notice or passage of time, or both, would be an Event of Default.

          "$" means the lawful currency of the United States.

          "Event of Default" has the meaning provided in Section
6.01.

          "Fiscal Year" means the period commencing on December 1 of a year and ending on the next November 30 or such other period
(not to exceed 12 months or 53 weeks) as the Company may from time to time adopt as its fiscal year.

          "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

          "Indenture" means this Indenture as amended or supplemented from time to time and will include the form and terms of the Securities of each series established as contemplated by
Section 2.01.

          "Interest Payment Date" means the date on which an installment of interest on the Securities is due and payable.

          "Legal Holiday" has the meaning provided in
Section 12.08.

          "Maturity Date" means the date the principal of Securities is due and payable.

          "Officer" means the Chairman of the Board, any Vice
Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, the Controller or any Assistant Secretary of a Person.

          "Officers' Certificate" when used with respect to the Company means a certificate signed by two Officers. Each such certificate will comply with Section 314 of the TIA and include the statements described in Section 12.05.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. That counsel may be an employee of or counsel to the Company or the Trustee. Each such opinion will include the statements described in Section 12.05 if and to the extent required by that Section.

          "Paying Agent" has the meaning provided in Section 2.05.

          "Person" means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any government agency or political subdivision.

          "Registrar" has the meaning provided in Section 2.05.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the debentures, notes or other evidences of unsecured indebtedness to be issued in one or more series by the Company.

          "Securities Act of 1933" means the Securities Act of
1933, as amended.

          "Securities Exchange Act of 1934" means the Securities
Exchange Act of 1934, as amended.

          "State" means any state of the United States or the District of Columbia.

          "Subsidiary" means a corporation of which a majority of the voting stock is owned by the Company, by a Subsidiary of the Company or by the Company and one or more Subsidiaries of the Company.

          "Supplemental Indenture" means an indenture between the Company and the Trustee which supplements this Indenture.

          "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture.

          "Trustee" means the Person named as such in this Indenture and, subject to the provisions of Article 7, any successor to that person.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "United States" means the United States of America.


SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. In addition, the provisions of Sections 310 to and including 317 of the TIA that impose duties on any person are incorporated by reference in, and form a part of, this Indenture.

          The following TIA terms mean the following when used in this Indenture:

          "Commission" means the SEC;

          "indenture securities" means the Securities;

          "indenture securityholder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company.

          All other TIA terms used in this Indenture that are defined in the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them.


SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

          (3)  "or" is not exclusive; and

          (4) words in the singular include the plural, and in the plural include the singular.



                           ARTICLE TWO

                         THE SECURITIES


SECTION 2.01.  Form and Dating.

               (a)  The Securities of each series will be
substantially in the form established by a Supplemental Indenture relating to the Securities of that series. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. The Company will approve the form of the Securities and any notation, legend or endorsement on them. Each Security will be dated the date of its authentication.

               (b) The Trustee's certificate of authentication will be substantially in the form of Exhibit A.


SECTION 2.02. Amount Unlimited; Issuable in Series. The aggregate principal amount of the Securities which may be authenticated and delivered under this Indenture is unlimited.

          The Securities may be issued in one or more series.
Prior to the issuance of Securities of a series, the Company and the Trustee will execute a Supplemental Indenture which will set forth as to the Securities of that series, to the extent applicable:

          (1)  the title of the Securities;

          (2) any limit upon the aggregate principal amount of Securities which may be issued;

          (3) the date or dates on which the Securities will mature and the amounts to be paid upon maturity of the Securities;

          (4) the rate or rates (which may be fixed or variable) at which the Securities will bear interest, if any, the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any interest payment date;

          (5) the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;

          (6) the place or places where principal of, premium, if any, and interest, if any, on the Securities will be payable;

          (7) any provisions regarding the right of the Company to redeem Securities or of holders to require the Company to redeem
Securities;

          (8) the right, if any, of holders of the Securities to convert them into stock or other securities of the Company, including any provisions intended to prevent dilution of those conversion rights;

          (9) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Securities or a purchase fund which will be used to purchase Securities;

          (10) the percentage of the principal amount of the Securities which is payable if maturity of the Securities is accelerated because of a default; and

          (11) any other terms of the Securities.


SECTION 2.03. Denominations. Unless otherwise provided in the Supplemental Indenture relating to a series of Securities, the Securities of each series will be issuable in registered form without coupons in denominations of $1,000 and multiples of $1,000.


SECTION 2.04. Execution and Authentication. Two Officers will sign the Securities of each series for the Company by manual or facsimile signature. The Company's seal will be reproduced on the Securities. If an Officer whose signature is on a Security no longer holds office at the time the Trustee authenticates the Security, the Security will be valid nonetheless.

          A Security will not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature will be conclusive evidence that the Security has been authenticated under this Indenture.


SECTION 2.05. Registrar and Paying Agent. The Company will maintain an office or agency where Securities of each series may be presented for conversion, registration of transfer or for exchange (the "Registrar") and an office or agency where Securities of each series may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Securities of each series and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company will enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture which will incorporate the terms of the TIA. The agreement will implement the provisions of this Indenture that relate to that agent. The Company will notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee will act as such. The Company or any Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee to act as Registrar and Paying Agent in connection with the Securities of each series, except in instances in which the Supplemental
Indenture relating to a series of Securities appoints a different
Registrar or Paying Agent.


SECTION 2.06. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of, premium, if any, or interest, if any, on any Security, the Company will deposit with the Paying Agent a sum sufficient to pay that principal, premium or interest when due. The Paying Agent will hold in trust for the benefit of the Holders of the Securities of a series, and if the Paying Agent is not the Trustee, in trust for the benefit of the Trustee, all sums held by the Paying Agent for the payment of principal, premium or interest on the Securities of that series and, in the case of a Paying Agent other than the Trustee, the Paying Agent will give the Trustee notice of any default by the Company in making any such payment.
If the Company or a Subsidiary acts as Paying Agent, it will segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent will have no further liability for the money.

SECTION 2.07. Securityholder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of the Securities of each series. If the Trustee is not the Registrar, the Company will furnish to the Trustee in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing all information in the possession or control of the Company or its Paying Agent as to the names and addresses of Holders of the Securities of a series.


SECTION 2.08. Transfer and Exchange. Unless otherwise provided in the Supplemental Indenture relating to Securities of a series, Securities which are issued in registered form will be transferred only upon the surrender of the Securities for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar will register the transfer as requested if the requirements of Section 8-401(1) of the New York Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of the same series of other denominations, the Registrar will make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company will execute and the Trustee will authenticate Securities at the Registrar's or co-registrar's request. The Company will not charge a fee for transfers or exchanges.

          The Company will not be required to make, and the Registrar need not register, transfers or exchanges of (i) Securities selected for redemption (except, in the case of Securities to be redeemed in part, transfers or exchanges of the portion of the Securities not to be redeemed) or (ii) any Securities of a series for a period of 15 days before the first mailing of a notice of the Securities of that series which are to be redeemed.

          Prior to the due presentation for registration or transfer of any Security which was issued in registered form, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name the Security is registered as the absolute owner of the Security for all purposes, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar will be affected by notice to the contrary.


SECTION 2.09. Replacement Securities. If a mutilated Security which had been issued in registered form is surrendered to the Registrar or if the Holder presents evidence to the satisfaction of the Company and the Trustee that a Security which had been issued in registered form has been lost or destroyed, the Company will issue and the Trustee will authenticate a replacement Security of the same series if the requirements of Section 8-405 of the New

York Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, the replacement Security will not be issued until the Holder furnishes an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar or any co-registrar from any loss which any of them may suffer if the Security is replaced. The Company may charge the Holder for its expenses in replacing a Security.

          Every replacement Security will be an obligation of the Company, even if the replaced Security is subsequently found.


SECTION 2.10. Outstanding Securities. The Securities outstanding at any time will be all the Securities authenticated by the Trustee, except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or its affiliate holds the Security.

          If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent (other than the Company or a Subsidiary) segregates and holds in trust, in accordance with this Indenture, on a redemption date or Maturity Date money sufficient to pay all principal, premium, if any, and interest, if any, payable on that date with respect to the Securities to be redeemed or maturing, as the case may be, then on that date those Securities will cease to be outstanding and interest on them will cease to accrue.


SECTION 2.11. Temporary Securities. Until definitive Securities of a series are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Securities of that series. Temporary Securities will be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Securities and deliver them in exchange for temporary Securities.


SECTION 2.12. Cancellation. The Company at any time may deliver Securities of a series to the Trustee for cancellation and the Trustee will reduce accordingly the aggregate amount of the Securities of that series which are outstanding. The Registrar and the Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment, or conversion. The Trustee and no one else will cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and deliver certificates of such destruction to the Company unless the Company directs the Trustee to deliver the cancelled Securities to the Company. Subject to Section 2.09, the Company may not issue new Securities of a series to replace Securities of the series it has redeemed, paid, converted or delivered to the Trustee for cancellation.


SECTION 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Securities of a series, it will pay defaulted interest (plus interest on such defaulted interest to the extent lawful) to the persons who are Holders of the Securities of that series on a subsequent special record date, which date will be at least five Business Days prior to the payment date. The Company will fix the special record date and payment date, and, at least 15 days before the special record date, the Company will mail to each Holder of Securities of that series a notice that states the special record date, the payment date and the amount of defaulted interest and any interest on that defaulted interest which is to be paid. Notwithstanding the foregoing, the Company may pay defaulted interest in any other lawful manner.



                          ARTICLE THREE

                           REDEMPTION


SECTION 3.01. Company's Option to Redeem. The Company will have the option to redeem Securities of a series only to the extent, if any, and only on the terms, set forth in the Supplemental Indenture relating to the Securities of that series. If the Company has the option to redeem Securities of a series, unless otherwise provided in the Supplemental Indenture relating to the series, the terms of the redemption will include those set forth in Sections 3.02 through 3.06.


SECTION 3.02. Notices to Trustee. If the Company elects to redeem Securities of a series, it will notify the Trustee of the redemption date and the principal amount and series of Securities to be redeemed. The Company will give each notice provided for in this Section at least 45 days before the redemption date. If fewer than all the Securities of a series are to be redeemed, the record date for determining which Securities of the series are to be redeemed will be selected by the Company, which will give notice of the record date to the Trustee at least 15 days before the record date.

SECTION 3.03. Selection of Securities to be Redeemed. If fewer than all the Securities of a series are to be redeemed at the Company's option, the Trustee will select the Securities of that series to be redeemed by lot or, in its sole discretion, pro-rata. The Trustee will make the selection from outstanding Securities of that series not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than the minimum denomination in which Securities of the applicable series may be issued. Securities and portions of Securities the Trustee selects will be in amounts equal to the minimum denomination in which Securities of the applicable series may be issued and multiples of that amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee will notify the Company promptly of the Securities or portions of Securities to be redeemed.


SECTION 3.04. Notice of Redemption at the Company's Option. At least 30 days and not more than 60 days before a date set for redemption at the Company's option, the Company will mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed in whole or in part.

          The notice will identify the principal amount and series of each Security to be redeemed and will state:

               (1)  the redemption date;

               (2) the redemption price plus accrued interest, if any;

               (3)  the name and address of the Paying Agent;

               (4) that Securities called for redemption in whole or in part must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

               (5) that, unless the Company defaults in making the redemption payment, interest on Securities (or portions of Securities) called for redemption will cease to accrue on the redemption date and, if applicable, that those Securities (or the portions of then called for redemption) will cease on the redemption date (or such other date as is provided in the Supplemental Indenture relating to the Securities) to be convertible into, or exchangeable for, other securities or assets; and

               (6) if applicable, the current conversion or exchange price.

          At the Company's request, the Trustee will give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company will provide the Trustee with the information required by clauses (1) through (3) and (6).


SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities, or portions of Securities called for redemption will become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, those Securities will be paid at the redemption price, plus accrued and unpaid interest to the redemption date. On and after the date fixed for redemption (unless the Company defaults in the payment of the redemption price, together with interest accrued to the redemption date) interest on the Securities, or portions of them, which are redeemed will cease to accrue and any right to convert those Securities into, or exchange them for, other securities or assets will terminate and those Securities will cease to be convertible or exchangeable. Failure to give notice or any defect in the notice to any Holder will not affect the validity of the notice to any other Holder.


SECTION 3.06. Deposit of Redemption Price. No later than the Business Day prior to the redemption date specified in a notice of redemption, the Company will deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, segregate and hold in trust) money sufficient to redeem on the redemption date all the Securities called for redemption on that redemption date at the appropriate redemption price, together with accrued interest to the redemption date, other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation or Securities which have been surrendered for conversion or exchange. If any Securities called for redemption are converted or exchanged, any money deposited with the Paying Agent for redemption of those Securities will be paid to the Company upon its request, or, if the money is held in trust by the Company or a Subsidiary as Paying Agent, the money will be discharged from the trust.


SECTION 3.07. Holder's Right to Require Redemption. Holders of Securities of a series will have the right to require the Company to redeem those Securities only to the extent, and only on the terms, set forth in the Supplemental Indenture relating to the Securities of that series. If Holders of Securities of a series have the right to require the Company to redeem those Securities, unless otherwise provided in the Supplemental Indenture relating to the Securities of that series, the terms of the redemption will include those set forth in Section 3.08.


SECTION 3.08. Procedure for Requiring Redemption. If a Holder has the right to require the Company to redeem Securities, to exercise that right, the Holder must deliver the Securities to the Paying Agent, endorsed for transfer and with the form on the reverse side entitled "Option to Require Redemption" completed. Delivery of Securities to the Paying Agent as provided in this Section will constitute an irrevocable election to cause the specified principal amount of Securities to be redeemed. When Securities are delivered to the Paying Agent as provided in this Section, unless the Company fails to make the payments due as a result of the redemption within 20 days after the Securities are delivered to the Paying Agent as provided in this Section interest on the Securities will cease to accrue and, if the Securities are convertible or exchangeable, the Holder's right to convert or exchange the Securities will terminate.

          The Company's determination of all questions regarding the validity, eligibility (including time of receipt) and acceptance of any Security for redemption will be final and binding.


SECTION 3.09. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company will execute and the Trustee will authenticate and deliver to the Holder (at the Company's expense) a new Security equal of the same series in principal amount equal to the unredeemed portion of the Security which was surrendered.



                          ARTICLE FOUR

                            COVENANTS


SECTION 4.01.  Payment of Securities.   The Company will promptly
pay or cause to be paid the principal of, premium, if any, and interest, if any, on each of the Securities of a series at the places and time and in the manner provided in the Securities and in the Supplemental Indenture relating to the series. An installment of principal, premium or interest will be considered paid on the date it is due if the Trustee or Paying Agent holds on that date in accordance with this Indenture or the applicable Supplemental Indenture money designated for and sufficient to pay the installment then due.

          The Company will pay or cause to be paid interest on overdue principal at the rate specified in the Securities; it will also pay interest on overdue installments of interest at the same rate (or such other rate as is provided in the applicable
Supplemental Indenture), to the extent lawful.


SECTION 4.02. Reporting. The Company will file with the Trustee within 15 days after filing with the SEC, copies of its annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company also will comply with the other provisions of TIA # 314(a).


SECTION 4.03. Corporate Existence. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company will not be required to preserve any such right or franchise if the Board of Directors determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the Company and that its loss will not be disadvantageous in any material respect to the Holders of Securities of any series.


SECTION 4.04. Compliance Certificate. The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any default by the Company and whether or not the signers know of any default that occurred during the fiscal year. If they do, the certificate will describe the default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also will comply with TIA # 314(a)(4).


SECTION 4.05.  Further Instruments and Acts.  Upon request of the
Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.



                          ARTICLE FIVE

                      SUCCESSOR CORPORATION

SECTION 5.01.  Company May Consolidate, etc., Only on Certain
Terms. The Company will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

          (1) the corporation formed by the consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety will be a corporation organized and existing under the laws of the United States of America, a State of the United States of America or the District of Columbia and expressly assumes, by a one or more supplemental indentures, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series and the performance of every covenant of this Indenture and of all Supplemental Indentures to be performed or observed by the Company;

          (2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture (or the supplemental indentures together) comply with this Article and that all the conditions precedent relating to the transaction set forth in this Section have been fulfilled.


SECTION 5.02. Successor Corporation Substituted. Upon any event described in Section 5.01, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and all the Supplemental Indentures relating to outstanding series of Securities, and the predecessor corporation will be relieved of all obligations and covenants under this Indenture and each of those Supplemental Indentures.



                           ARTICLE SIX

                      DEFAULTS AND REMEDIES


SECTION 6.01.  Events of Default.

          An "Event of Default" occurs if:

          (1) The Company defaults in the payment of interest on any Security of any series when it becomes due and payable and the default continues for a period of 30 days (or such other period, which may be no period) as is specified in the Supplemental Indenture relating to the series;

          (2) The Company defaults in the payment of the principal of, or premium, if any, on any Security of any series as and when it becomes due and payable at its stated maturity or upon redemption, acceleration or otherwise and, if provided in the Supplemental Indenture relating to a series, the default

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     continues for a period specified in the Supplemental
     Indenture;

          (3) The Company fails to comply with any of its other covenants or agreements with regard to Securities of a series or this Indenture (other than a covenant or agreement, a default in whose performance or whose breach is dealt with specifically elsewhere in this Section) and that failure continues for a period of 45 days after the date of the notice specified below;

          (4) the Company, pursuant to any Bankruptcy Law applicable to the Company:

               (A)  commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors; or

          (5) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law:

               (A)  for relief in an involuntary case;

               (B) appointing a Custodian of the Company or for any substantial part of its property; or

               (C)  ordering its winding up or liquidation;

     and the order or decree remains unstayed and in effect for 90 days.

          Each of the occurrences described in clauses (1) through
(5) will constitute an Event of Default whatever the reason for the occurrence and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11 of the United States Code or any similar United States Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (3) of this Section is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding

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Securities of a series with regard to which the Company has failed to comply with a covenant or agreement notify the Company and the Trustee, of the Default and the Company does not cure the Default within 45 days after the giving of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

          A Default under clause (1), (2) or (3) with regard to Securities of a series will not constitute a Default with regard to Securities of any other series except to the extent, if any, provided in the Supplemental Indenture relating to the other series.

          The Company will deliver to the Trustee, within 20 days after it occurs, written notice in the form of an Officers' Certificate of any event of which the Company is aware which with the giving of notice and the lapse of time would become an Event of Default under clause (3), its status and what action the Company is taking or proposes to take with respect to it.


SECTION 6.02. Acceleration. If an Event of Default as to the Securities of a series occurs and is continuing, unless the principal of all of the Securities of the series has already become due and payable, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities of the series then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued interest, if any, on all the Securities of the series to be due and payable. Upon such a declaration, that principal and interest will be due and payable immediately. If an Event of Default specified in
Section 6.01(4) or (5) occurs, the principal of, premium, if any, and accrued interest, if any, on all the Securities will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities of a series then outstanding, on behalf of the Holders of all the Securities of the series, by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest, if any, that has become due solely because of acceleration, and if the rescission would not conflict with any judgment or decree. No such rescission will affect any subsequent default or impair any consequent right.


SECTION 6.03. Other Remedies. If an Event of Default as to a series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest, if any, on the Securities of the series or to enforce the performance of any provision under this Indenture or any applicable Supplemental Indenture.

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          The Trustee may maintain a proceeding even if it does not
possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.


SECTION 6.04. Waiver of Existing Defaults. The Holders of a majority in aggregate principal amount of the Securities of a series then outstanding, on behalf of the Holders of all the Securities of that series, by notice to the Trustee may consent to the waiver of any past Default with regard to Securities of the series and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, Securities of the series, or (ii) a default in respect of a covenant or a provision that under Section 9.02 cannot be modified or amended without the consent of the Holders of all Securities of the series then outstanding. The defaults described in clauses (i) and (ii) in the previous sentence may be waived with the consent of the Holders of all Securities of the series then outstanding. When a Default or Event of Default is waived, it is deemed cured and not continuing, but no waiver will extend to any subsequent or other Default or impair any consequent right.


SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities of a series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with regard to the Securities of that series or of exercising any trust or power conferred on the Trustee with regard to the Securities of that series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or that would involve the Trustee in personal liability provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action as a result of a direction given under this Section, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking that action.


SECTION 6.06. Payments of Securities on Default; Suit Therefor. The Company covenants that upon the occurrence of an Event of Default described in Section 6.01(1) or (2), then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Securities in all series, the whole amount that will then have become due and payable on all such Securities for principal, premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the

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extent that payment of such interest is enforceable under
applicable law) on the overdue installments of interest at the rate borne by the Securities in all series; and, in addition, such further amount as will be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Securities of all series to the registered Holders, whether or not the Securities in that series are overdue.


SECTION 6.07. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default as to a series is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities of the series then outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity, and the Event of Default has not been waived;
     and

          (5) the Trustee has received no contrary direction from the Holders of a majority in principal amount of the Securities of the series then outstanding during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Holder of the same series of Securities or to obtain a preference or priority over another Holder of the same series of Securities.


SECTION 6.08. Rights of Holders to Receive Payment and to Demand Conversion. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of any series to receive payment of principal of, premium, if any, and interest, if any, on the Security (and interest on overdue principal and interest on overdue installments of interest, if any, as provided in Section 4.01), on or after the respective due dates expressed in the Security or, in the case of redemption, on or after the redemption date, or in the case of conversion or exchange, to receive the security issuable upon conversion or exchange or to institute suit for the enforcement of any such payment, conversion or exchange on or after the applicable due date, redemption date or conversion or exchange date, as the case may be, against the Company, will not be impaired or affected without the consent of the Holder.


SECTION 6.09. Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, or interest, if any, specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid (together with interest on that unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.


SECTION 6.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of the Securities of any or all series allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.


SECTION 6.11. Restoration of Positions. If a judicial proceeding by the Trustee or a Securityholder to enforce any right or remedy under this Indenture or any Supplemental Indenture is dismissed or decided favorably to the Company, except as otherwise provided in the judicial proceeding, the Company, the Trustee and the Securityholders will be restored to the positions they would have been in if the judicial proceeding had not been instituted.


SECTION 6.12. Priorities. If the Trustee collects any money pursuant to this Article 6 with respect to Securities of a series, subject to Article 11, it will pay out the money or property in the following order:

          FIRST:    to the Trustee for amounts due under Section
     7.07;

          SECOND:   to Securityholders for amounts due and unpaid
     on the Securities of the series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of the series for principal and interest, respectively; and

          THIRD:    to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders of Securities of a series pursuant to this Section. At least 15 days before the record date, the Company will mail to each Holder of Securities of the series and the Trustee a notice that states the record date, the payment date and the amount to be paid.


SECTION 6.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or any Supplemental Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.13 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of in aggregate more than 10% in principal amount of the Securities of a series then outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security held by that Holder on or after the due date provided in the Security or to any suit for the enforcement of the right to convert or exchange any Security in accordance with the provisions of a Supplemental Indenture applicable to that Security.


SECTION 6.14. Stay, Extension or Usury Laws. The Company agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury or other law, wherever enacted, now or at any subsequent time in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on any of the Securities as contemplated in this Indenture or a Supplemental Indenture, or which may affect the covenants or performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and agrees that it will not hinder, delay or impede the execution of any power granted to the Trustee in this Indenture or any Supplemental Indenture, but (to the extent that it may lawfully do so) will suffer and permit the execution of any such power as though no such law had been enacted.

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SECTION 6.15.  Liability of Stockholders, Officers, Directors and
Incorporators. No stockholder, officer, director or incorporator, as such, past, present or future, of the Company, or any of its successor corporations, will have any personal liability in respect of the Company's obligations under this Indenture or any Securities by reason of his or its status as such stockholder, officer, director or incorporator; provided, however, that nothing in this Indenture or in the Securities will prevent recourse to and enforcement of the liability of any stockholder or subscriber to Capital Stock in respect of shares of Capital Stock which have not been fully paid up.


                          ARTICLE SEVEN

                             TRUSTEE


SECTION 7.01.  Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee will exercise the rights and powers vested in it by this Indenture and any applicable Supplemental Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of
Default:

            (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and any Supplemental Indentures and no implied covenants or obligations will be read into this Indenture or any Supplemental Indenture against the Trustee; and

           (ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in them, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture in the absence of bad faith on the Trustee's part; provided, however, that the Trustee will examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (2) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is

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     proved that the Trustee was negligent in ascertaining the
     pertinent facts;

          (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

          (4) the Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Indenture or any Supplemental Indenture or in the exercise of any of its rights or powers, if it has reasonable grounds to believe repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

          (d) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to the provisions of this Section 7.01 and to the provisions of the TIA.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money and Government Obligations held in trust by the Trustee need not be segregated from other funds or items except to the extent required by law.


SECTION 7.02.  Rights of Trustee.

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel which conforms to Section 12.05. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such an Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, except conduct which constitutes wilful misconduct, negligence or bad faith.

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
          (e) The Trustee may consult with counsel, and the Trustee will not be liable for any action it takes or omits in reliance on, and in accordance with, written advice of counsel.

          (f) The Trustee will not be required to investigate any facts or matters stated in any document, but if it decides to investigate any matters or facts, the Trustee or its agents or attorneys will be entitled to examine the books, records and premises of the Company.


SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.


SECTION 7.04. Trustee's Disclaimer. The Trustee (i) is not responsible for and makes no representation as to the validity or adequacy of this Indenture, (ii) will not be responsible for and will not make any representation as to the validity or adequacy of any Supplemental Indenture, (iii) will not be accountable for the Company's use of the proceeds from the Securities of any series, and (iv) will not be responsible for any statement of the Company in this Indenture or any Supplemental Indenture, other than the Trustee's certificate of authentication, or in any prospectus used in the sale of any of the Securities, other than statements, if any, provided in writing by the Trustee for use in such a prospectus.


SECTION 7.05. Notice of Defaults. The Trustee will give to the Holders of the Securities of a series notice of any Default with regard to the Securities of that series known to the Trustee, within 90 days after it occurs; provided, that, except in the case of a Default in the payment of the principal of, or premium, if any, or interest on any Security, the Trustee will be protected in withholding notice of the Default if and so long as a committee of its Trust Officers in good faith determines that the withholding of the notice is in the interests of the Holders of the Securities of the series.


SECTION 7.06. Reports by Trustee. Within 60 days after each April 15 beginning with the April 15 following the date of this Indenture, the Trustee will mail to each Securityholder, at the name and address which appears on the registration books of the Company, and to each Securityholder who has, within the two years preceding the mailing, filed that person's name and address with the Trustee for that purpose and each Securityholder whose name and address have been furnished to the Trustee pursuant to Section

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2.07, a brief report dated as of that April 15 which complies with
TIA # 313(a).  The Trustee also will comply with TIA # 313(b).

          A copy of each report will at the time of its mailing to Securityholders be filed with each stock exchange on which Securities are listed and also with the SEC. The Company will promptly notify the Trustee when the Securities of any series are listed on any stock exchange and of any delisting of Securities of any series.


SECTION 7.07. Compensation and Indemnity. The Company will pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Those expenses will include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company will indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of the trust created by this Indenture or any Supplemental Indenture and the performance of its duties under this Indenture or any Supplemental Indenture. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations under this Section. The Company will defend the claim and the Trustee may have separate counsel and the Company will pay the fees and expenses of such counsel. The Company need not pay for any settlement made without its consent. The Company need not reimburse any expense or indemnify against any loss, expense or liability incurred by the Trustee to the extent it is due to the Trustee's own wilful misconduct, negligence or bad faith.

          To secure the Company's obligation to make payments to the Trustee under this Section 7.07, the Trustee will have a lien prior to the Securities on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal or interest on particular Securities. Those obligations of the Company will survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (4) or (5) of Section
6.01 occurs, the expenses and the compensation for the services of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.

          For purposes of this Section 7.07, "Trustee" will include any predecessor Trustee, but the wilful misconduct, negligence or bad faith of any Trustee will not affect the rights of any other
Trustee under this Section 7.07.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities of all series then outstanding may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of Securities of all series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          No removal or appointment of a Trustee will be valid if that removal or appointment would conflict with any law applicable to the Company.

          A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee will, subject to the lien provided for in Section 7.07, transfer all property held by it as a Trustee to the successor Trustee, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture and all Supplemental Indentures. A successor Trustee will mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of Securities of all series then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

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
          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.


SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another Person, the resulting, surviving or transferee Person will, without any further act, be the successor Trustee.

          If at the time a successor by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture any of the Securities have been authenticated but not delivered, the successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee, and deliver the Securities which were authenticated by the predecessor Trustee; and if at that time any of the Securities have not been authenticated, the successor to the Trustee may authenticate those Securities either in the name of the predecessor or in its own name as the successor to the Trustee; and in either case the certificates of authentication will have the full force provided in this Indenture for certificates of authentication.


SECTION 7.10. Eligibility; Disqualification. The Trustee will at all times satisfy the requirements of TIA # 310(a). The Trustee will at all times have a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition, which will be deemed for this paragraph to be its combined capital and surplus. The Trustee will comply with TIA # 310(b), including the optional provision permitted by the second sentence of TIA # 310(b)(9).


SECTION 7.11. Preferential Collection of Claims. The Trustee will comply with TIA # 311(a), excluding any creditor relationship listed in TIA # 311(b). A Trustee who has resigned or been removed will be subject to TIA # 311(a) to the extent indicated.



                          ARTICLE EIGHT

                     DISCHARGE OF INDENTURE


SECTION 8.01. Termination of the Company's Obligations. When (i) the Company delivers to the Trustee all outstanding Securities of all series (other than Securities replaced pursuant to Section 2.09) for cancellation or (ii) all outstanding Securities of all series have become due and payable, or are due and payable within one year or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for giving the notice of redemption, and the Company irrevocably deposits in trust with the Trustee (subject to Article Eleven) money or U.S. Government Obligations sufficient to pay the principal, premium, if any, and interest, if any, on the Securities of all series to maturity or redemption, as the case may be, and if, in the case of either (i) or (ii) above the Company also pays or causes to be paid all other sums payable by the Company under this Indenture, then this Indenture will cease to be of further effect.

          Notwithstanding the foregoing, the Company's obligations to pay principal, premium, if any, and interest, if any, on the Securities and the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in Article Ten will survive until all the Securities of all series are no longer outstanding. Thereafter, the Company's obligations in Section 7.07 will survive.

          Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities of a series at a future date to the extent the Securities are redeemable in accordance with Article Three and the applicable Supplemental Indenture.

          After a deposit pursuant to this Section 8.01 or after all outstanding Securities of all series have been delivered to the Trustee for cancellation, the Trustee upon request from the Company, accompanied by an Officers' Certificate and an Opinion of Counsel which complies with Section 12.05, and at the cost of the Company, will acknowledge in writing the satisfaction and discharge of the Company's obligations under the Securities of all series and this Indenture except for those surviving obligations specified above.

          In order to have money available on payment dates to pay principal, premium, if any, or interest, if any, on the Securities of a series, the U.S. Government Obligations will be payable as to principal, premium, if any, or interest on or before those payment dates in amounts sufficient to provide the necessary money. U.S. Government Obligations used for this purpose may not be callable at the issuer's option.

          "U.S. Government Obligations" means:

          (1) direct obligations of the United States for the payment of which its full faith and credit is pledged; or

          (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.


SECTION 8.02.  Application of Trust Money.  Subject to Article
Eleven and Section 8.03, the Trustee will hold in trust money or U.S. Government Obligations deposited with it pursuant to Section

8.01. It will apply the deposited money and the money from the U.S. Government Obligations through the Paying Agent and in accordance with this Indenture and any applicable Supplemental Indentures to the payment of principal of, premium, if any, and interest, if any, on the Securities with regard to which the money or U.S. Government Obligations were deposited.


SECTION 8.03. Repayment to the Company. The Trustee and the Paying Agent will promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent will pay to the Company upon request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years. After such payment, all liability of the Trustee and the Paying Agent with respect to that money will cease.



                          ARTICLE NINE

               AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01.  Without Consent of Holders.  The Company and the
Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2)  to comply with Article 5;

          (3) to establish the form and terms of the Securities of any series as contemplated in Article Two of this Indenture;

          (4) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

          (5) to make any change that does not materially adversely affect the rights of any Securityholder.

After an amendment under this Section becomes effective, the Company will mail to the Securityholders a notice briefly describing the amendment. The failure to give such notice to all Securityholders, or any defect in a notice, will not impair or affect the validity of an amendment under this Section.


SECTION 9.02. With Consent of Holders. The Company and the Trustee may (i) amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the Securities of all series then outstanding or (ii) supplement this Indenture with regard to a series of Securities, amend or supplement a Supplemental Indenture relating to a series of Securities, or amend the Securities of a series, without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the Securities of that series then outstanding. The Holders of a majority in principal amount of the Securities of all series then outstanding may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. The Holders of a majority in principal amount of the Securities of any series then outstanding may waive compliance with any provision of this Indenture, any Supplemental Indenture or the Securities of that series with regard to the Securities of that series without notice to any Securityholder. However, without the consent of the Holder so affected, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

               (1) extend the fixed maturity of any Security, reduce the rate or extend the time for payment of interest on any Security, reduce the principal amount of any Security or premium, if any, on any Security;

               (2) impair or affect the right of a Holder to institute suit for the payment of interest, if any, principal or premium, if any, on the Securities;

               (3) change the currency in which the Securities are payable from that specified in the Securities or in a Supplemental Indenture applicable to the Securities;

               (4) impair the right, if any, to convert the Securities into, or exchange the Securities for, other securities or assets;

               (5) reduce the percentage of Securities required to consent to an amendment, supplement or waiver;

               (6) reduce the amount payable upon the redemption of any Security or change the time at which any Security may or will be redeemed;

               (7)  modify the provisions of any Supplemental
     Indenture with respect to subordination of the Securities of a series in a manner adverse to the Securityholders; or

               (8) make any change in Section 6.04 or 6.08 or the fifth sentence of this Section.

          It will not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if the consent approves the substance of the amendment, supplement or waiver.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture, any Supplemental
Indenture or the Securities will comply with the TIA as then in effect.


SECTION 9.04. Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Security will bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to the Holder's Security or portion of a Security. For a revocation to be effective, the Trustee must receive notice of the revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with its terms, it will bind every Holder of every Security of every series to which it applies.


SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a series of Securities, the Trustee may require the Holder of a Security of the series to deliver the Holder's Security to the Trustee, who will place an appropriate notation about the amendment, supplement or waiver on the Security and will return it to the Holder. Alternatively, the Company may, in exchange for the Security, issue, and the Trustee will authenticate, a new Security that reflects the amendment, supplement or waiver.


SECTION 9.06. Trustee to Sign Amendments, etc. The Trustee will sign any amendment, supplement or waiver authorized pursuant to Article Two or this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, liabilities or immunities of the Trustee. If it does adversely affect those rights, liabilities or immunities, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the amendment or supplement is approved by an appropriate Board Resolution.



                           ARTICLE TEN

              CONVERSION OR EXCHANGE OF SECURITIES


SECTION 10.01. Provisions Relating to Conversion or Exchange of Securities. Any rights which Holders of Securities of a series will have to convert those Securities into other securities of the Company or to exchange those Securities for securities of other Persons or other assets, including but not limited to the terms of the conversion or exchange and the circumstances, if any, under which those terms will be adjusted to prevent dilution or otherwise, will be set forth in a Supplemental Indenture relating to the series of Securities. In the absence of provisions in a Supplemental Indenture relating to a series of Securities setting forth rights to convert or exchange the Securities of that series into or for other securities or assets, Holders of the Securities of that series will not have any such rights.



                         ARTICLE ELEVEN

                    SINKING OR PURCHASE FUNDS


SECTION 11.01. Provisions Relating to Sinking or Purchase Funds. Any requirements that the Company make, or rights of the Company to make at its option, payments prior to maturity of the Securities of a series which will be used as a fund with which to redeem or to purchase Securities of that series, including but not limited to provisions regarding the amount of the payments, when the Company will be required, or will have the option, to make the payments and when the payments will be applied, will be set forth in a Supplemental Indenture relating to the series of Securities. In the absence of provisions in a Supplemental Indenture relating to a series of Securities setting forth requirements that the Company make, or rights of the Company to make at its option, payments to be used as a fund with which to redeem or purchase Securities of the series, the Company will not be subject to any such requirements and will not have any such rights. However, unless otherwise specifically provided in a Supplemental Indenture relating to a series of Securities, the Company will at all times have the right to purchase Securities from Holders in market transactions or otherwise.



                         ARTICLE TWELVE

                          MISCELLANEOUS


SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture or any Supplemental Indenture limits, qualifies or conflicts with the duties imposed by ## 310 through 317 of the TIA, the imposed duties will control.


SECTION 12.02 Supplemental Indentures Contract. If any provision of a Supplemental Indenture relating to a series of Securities is inconsistent with any provision of this Indenture, the provision of the Supplemental Indenture will control with regard to the Securities of the series to which it relates.

SECTION 12.03. Notices. Any notice or communication under or relating to this Indenture or any Supplemental Indenture will be sufficiently given if in writing and delivered in person or mailed by first-class mail, certified or registered, return receipt requested, addressed as follows:

if to the Company:       Lennar Corporation
                         700 N.W. 107th Avenue
                         Miami, Florida  33172
                         Attention: Vice President - Finance

if to the Trustee:       The First National Bank of Chicago
                         One First National Plaza
                         Suite 0126
                         Chicago, Illinois 60670-0126

          Either the Company or the Trustee by a notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder will be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and will be sufficiently given to the Securityholder if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it will not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          If by reason of the suspension of regular mail service, or by reason of any other cause, it is impossible to mail any notice as required by this Indenture or any Supplemental Indenture, then any method of notification which is approved by the Trustee will constitute a sufficient mailing of the notice.

          The Company may set a record date for purposes of determining the identity of Securityholders entitled to vote or consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05. The record date will be the later of 30 days prior to the first solicitation of consents or the date of the most recent list of Holders furnished to the Trustee pursuant to
Section 2.07 prior to the solicitation.


SECTION 12.04.  Communication by Holders with Other Holders.
Securityholders may communicate pursuant to TIA # 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. Each of the Company, the Trustee, the Registrar and anyone else will have the protection of TIA # 312(c).

SECTION 12.05. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture or any Supplemental Indenture, the Company will furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture or any Supplemental Indenture relating to the proposed action have been complied with;

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all those conditions precedent have been complied with; and

          (3) such other opinions and certificates as may be required by applicable provisions of this Indenture or the Supplemental Indenture.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or a Supplemental Indenture will include (i) a statement that the person making the certificate or opinion has read the covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in the certificate or opinion are based; (iii) a statement that, in the opinion of the person giving the certificate or opinion, that person has made such examination or investigation as is necessary to enable that person to express an informed opinion as to whether or not the covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of that person, the condition or covenant has been complied with. Nothing in this Section 12.05 will be construed as requiring that the Company furnish to the Trustee any evidence of compliance with the conditions and covenants provided for in this Indenture or any Supplemental Indenture other than the evidence specified in this Section 12.05.


SECTION 12.06. When Treasury Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or anyone under direct or indirect control or under direct or indirect common control with the Company will be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned will be so disregarded. Securities so owned which have been pledged in good faith will not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to the Securities and that the pledgee is not the Company or a person directly or indirectly controlling or controlled by, or under common control with, the Company. Nothing in this Section
12.06 will be construed as requiring that the Company furnish to the Trustee any evidence of compliance with the conditions and covenants provided for in the Indenture other than the evidence specified in this Section 12.06.


SECTION 12.07.  Rules by Trustee, Paying Agent, Registrar.  The
Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.


SECTION 12.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest on the sum being paid will accrue for the intervening period.


SECTION 12.09. Governing Law and Submission to Jurisdiction. The laws of the State of New York will govern this Indenture, each Supplemental Indenture and the Securities. The Company submits to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of its obligations under this Indenture or any Supplemental Indenture or with regard to the Securities, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Company will not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). The Company agrees that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.


SECTION 12.10. Actions by the Company. Any action or proceeding brought by the Company to enforce any right, assert any claim or obtain any relief in connection with this Indenture, any Supplemental Indenture or the Securities will be brought by the Company exclusively in the courts of the State of New York sitting in the Borough of Manhattan, City of New York or in the United States District Court for the Southern District of New York.


SECTION 12.11. No Adverse Interpretation of Other Agreements. Neither this Indenture nor any Supplemental Indenture may be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. No such indenture, loan or debt agreement may be used to interpret this Indenture or any Supplemental Indenture.

SECTION 12.12. Successors. All agreements of the Company in this Indenture, any Supplemental Indentures and the Securities will bind its successors. All agreements of the Trustee in this Indenture and any Supplemental Indentures will bind its successors.


SECTION 12.13. Duplicate Originals. The parties may sign any number of copies of this Indenture or any Supplemental Indenture.
Each signed copy will be an original, but all of them together will represent the same agreement.


SECTION 12.14. Table of Contents, Headings, etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only. They are not to be considered a part of this Indenture, and will in no way modify or restrict any of the terms or provisions of this Indenture.


          IN WITNESS WHEREOF, the parties to this Indenture have caused it to be duly executed as of the day and year first above written.


                                     LENNAR CORPORATION


                                     By:_______________________
                                          Leonard Miller
                                          Chairman and President



                                     THE FIRST NATIONAL BANK OF
                                     CHICAGO


                                     By:_______________________
                                          Name:
                                          Title:

                                                        EXHIBIT A


        [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


    This is one of the Securities of the series described in the within-mentioned Indenture and Supplemental Indenture.


                            [TRUSTEE]
                              as Trustee



                           By:_____________________________
                                  Authorized Signature

                                                                    EXHIBIT 5

                                    April 6, 1994



Lennar Corporation
700 Northwest 107th Avenue
Miami, Florida  33172

Dear Sirs:

            We have acted as counsel to Lennar Corporation (the "Company") in connection with the offering from time to time by the Company of (i) its common stock, par value $.10 per share, ("Common Stock"), (ii) its preferred stock (which may be issued in one or more series) ("Preferred Stock"), (iii) its debt securities (which may be issued in one or more series) to be issued under an Indenture (the "Indenture") dated as of April 5, 1994 between the Company and The First National Bank of Chicago and supplemental indentures executed as contemplated by the Indenture ("Debt Securities") and (iv) warrants entitling the holders to purchase Common Stock, Preferred Stock or Debt Securities ("Warrants"), (collectively, the Common Stock, Preferred Stock, Debt Securities and Warrants are the "Securities") at an aggregate initial offering price which will not exceed $200,000,000. In that capacity, we are familiar with the proceedings, corporate and other, relating to the authorization of the issuance and the sale from time to time of the Securities.

            Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that:

            1. When the Board of Directors of the Company authorizes the issuance of Common Stock and in accordance with that authorization that Common Stock (i) is sold for at least its par value as contemplated in the Registration Statement, or (ii) is issued on exercise of a right to convert Debt Securities or Preferred Stock, or on exercise of Warrants, which are sold for more than the par value of the Common Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, the Common Stock will be legally issued, fully paid and non-assessable.

            2. When the Board of Directors of the Company authorizes the creation and sale of one or more series of Preferred Stock and in accordance with that authorization that Preferred Stock is (i) sold for at least its par value as contemplated in the Registration Statement or (ii) issued on conversion of Debt Securities or on exercise of Warrants which are sold for more than the par value of the Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, that Preferred Stock will be validly issued, fully paid and non-assessable.

            3. When the Board of Directors of the Company authorizes the creation of one or more series of Debt Securities and in accordance with that authorization and with the Indenture those Debt Securities are (i) sold as contemplated in the Registration Statement or (ii) sold upon exercise of Warrants which are issued as contemplated in the Registration Statement, and the interest on those Debt Securities is not at a rate which violates applicable law, those Debt Securities will constitute valid and legally binding obligations of the Company.

            4. When the Board of Directors of the Company authorizes the issuance of Warrants which provide for the issuance of Securities upon payment of consideration equal at least to the par value of the Securities being issued, if applicable, and which do not contain provisions which violate applicable law, and in accordance with that authorization those Warrants are issued as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

                                    Very truly yours,

                                    ROGERS & WELLS
PAGE

											EXHIBIT 12

                   COMPUTATION OF EARNINGS TO FIXED CHARGES
              (INCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)



                                                                     Fiscal Years Ended
                                            -------------------------------------------------------------------------

                                             November 30,   November 30,   November 30,   November 30,   November 30,
                                                 1993           1992           1991           1990           1989
                                            -------------  -------------  -------------  -------------  -------------
                                             (dollars in thousands except per share amounts)
 EARNINGS:

 Pre-tax income plus fixed charges as
     computed below, adjusted to
     exclude the amount of any interest
     capitalized during the period.

 Pre-tax Income                                  $82,054        $45,363        $33,043        $21,013        $42,564

 Fixed Charges                                   $33,765        $36,639        $38,526        $47,199        $48,494

 Less: interest capitalized                     ($17,100)      ($15,000)      ($14,200)      ($15,600)      ($15,700)
                                            -------------  -------------      ---------      ---------      ---------
 "Earnings"                                      $98,719        $67,002        $57,369        $52,612        $75,358
                                            =============  =============  =============  =============  =============

 FIXED CHARGES:

 Interest, whether expensed or
     capitalized, and amortization of
     debt discounts or premiums.

 Interest Incurred (all of Lennar and            $19,700        $16,800        $14,200        $15,600        $15,700
     LFS interest)

 Limited Purpose interest (all expensed)         $14,065        $19,839        $24,326        $31,599        $32,794
                                            ------------   ------------   ------------   ------------   ------------

 "Fixed Charges"                                 $33,765        $36,639        $38,526        $47,199        $48,494
                                            ============   ============   ============   ============   ============

 EARNINGS TO FIXED CHARGES                           2.9            1.8            1.5            1.1            1.6
 INCLUDING LIMITED-PURPOSE
 FINANCE SUBSIDIARIES

PAGE

                   COMPUTATION OF EARNINGS TO FIXED CHARGES
               (EXCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)



                                               Fiscal Years Ended
                                               -------------------------------------------------------------------------

                                                November 30,   November 30,   November 30,   November 30,   November 30,
                                                    1993           1992           1991           1990           1989
                                               -------------  -------------  -------------  -------------  -------------
                                                         (dollars in thousands except per share amounts)
 EARNINGS:

 Pre-tax income plus fixed charges as
     computed below, adjusted to
     exclude the amount of any interest
     capitalized during the period.
 Pre-tax Income                                     $82,054        $45,363        $33,043        $21,013        $42,564

 Fixed Charges                                      $19,700        $16,800        $14,200        $15,600        $15,700

 Less: interest capitalized                        ($17,100)      ($15,000)      ($14,200)      ($15,600)      ($15,700)
                                               -------------  -------------      ---------      ---------      ---------
 "Earnings"                                         $84,654        $47,163        $33,043        $21,013        $42,564
                                               =============  =============  =============  =============  =============

 FIXED CHARGES:
 Interest, whether expensed or
     capitalized, and amortization of
     debt discounts or premiums.

 Interest Incurred (all of Lennar and               $19,700        $16,800        $14,200        $15,600        $15,700
                                               ------------   ------------   ------------   ------------   ------------
     LFS interest)

 "Fixed Charges"                                    $19,700        $16,800        $14,200        $15,600        $15,700
                                               ============   ============   ============   ============   ============
 EARNINGS TO FIXED CHARGES                              4.3            2.8            2.3            1.3            2.7
 EXCLUDING LIMITED-PURPOSE
 FINANCE SUBSIDIARIES



PAGE

							EXHIBIT 24(ii)

                  INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
Lennar Corporation:

We consent to incorporation by reference in the Registration Statement of Lennar Corporation on Form S-3 of our report dated January 18, 1994, relating to the consolidated balance sheets of Lennar Corporation and subsidiaries as of November 30, 1993 and 1992, and the related consolidated statements of earnings, cash flows, and stockholders' equity, and the related schedules for each of the years in the three-year period ended November 30, 1993, which report appears in the November 30, 1993 annual report on Form 10-K of Lennar Corporation.

                              /S/ KPMG PEAT MARWICK

April 5, 1994

							EXHIBIT 26
	       SECURITIES AND EXCHANGE COMMISSION
		     Washington, D.C. 20549


			    FORM T-1
			    ________

		    STATEMENT OF ELIGIBILITY
	      UNDER THE TRUST INDENTURE ACT OF 1939
	  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
	OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



	       THE FIRST NATIONAL BANK OF CHICAGO
       (Exact name of trustee as specified in its charter)

    A National Banking Association                 36-0899825
					     (I.R.S. employer
					identification number)

One First National Plaza, Chicago, Illinois  60670-0126
     (Address of principal executive offices)(Zip Code)

	       The First National Bank of Chicago
	      One First National Plaza, Suite 0286
		 Chicago, Illinois   60670-0286
     Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
    (Name, address and telephone number of agent for service)



		       LENNAR CORPORATION
       (Exact name of obligor as specified in its charter)

	  Delaware                                59-1281887
   (State or other jurisdiction of           (I.R.S. employer
   incorporation or organization)       identification number)

     700 N.W. 107th Avenue
     Miami, Florida                          33172
  (Address of principal executive offices)   (Zip Code)


		      Debt Securities
	      (Title of Indenture Securities)

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Item 1.         General Information.  Furnish the following
		information as to the trustee:

		(a)  Name and address of each examining or
		supervising authority to which it is subject.

		Comptroller of Currency, Washington, D.C.,
		Federal Deposit Insurance Corporation,
		Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

		(b)  Whether it is authorized to exercise
		corporate trust powers.

		The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

		No such affiliation exists with the trustee.


Item 16.        List of exhibits.   List below all exhibits filed as a
		part of this Statement of Eligibility.

		1. A copy of the articles of association of the
		   trustee now in effect.*

		2. A copy of the certificates of authority of the
		   trustee to commence business.*

		3. A copy of the authorization of the trustee to
		   exercise corporate trust powers.*

		4. A copy of the existing by-laws of the trustee.*

		5. Not Applicable.

		6. The consent of the trustee required by
		   Section 321(b) of the Act.

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		7. A copy of the latest report of condition of the
		   trustee published pursuant to law or the requirements of its supervising or examining authority.

		8. Not Applicable.

		9. Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 5th day of April, 1994.


	    THE FIRST NATIONAL BANK OF CHICAGO,
	    TRUSTEE,


	    By     /s/ R. D. MANELLA
		    R. D. MANELLA
		    VICE PRESIDENT



*Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).

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			    EXHIBIT 6



	       THE CONSENT OF THE TRUSTEE REQUIRED
		  BY SECTION 321(b) OF THE ACT


					     April 5, 1994



Securities and Exchange Commission,
Washington, D.C.  20549


Gentlemen:

In connection with the qualification of an indenture between Lennar Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


		    Very truly yours,

		    The First National Bank of Chicago


		    By:  /s/ R. D. MANELLA
			 R. D. MANELLA
			 VICE PRESIDENT

				4

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			    EXHIBIT 7



A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.












				5
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

Legal Title of Bank:    The First National Bank of Chicago      Call Date: 12/31/93  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460                                       Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
			---------


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


					Dollar Amounts in                          C400          <-
					   Thousands            RCFD            BIL MIL THOU    ------
					-----------------       ----            ------------
ASSETS
1. Cash and balances due from
   depository institutions
   (from Schedule RCA-A):
   a. Noninterest-bearing balances
      and currency and coin(1)                                  0081             3,552,441       1.a.
   b. Interest-bearing balances(2)                              0071             5,687,085       1.b.
2. Securities (from Schedule RC-B)                              0390               470,252       2
3. Federal funds sold and securities
   purchased under agreements to
   resell in domestic offices of the
   bank and its Edge and Agreement
   subsidiaries, and in IBFs:
   a. Federal Funds sold                                        0276             3,985,638       3.a.
   b. Securities purchased under
      agreements to resell                                      0277               880,886       3.b.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned
      income (from Schedule RC-C)       RCFD 2122 13,308,340                                     4.a.
   b. LESS: Allowance for loan and
	    lease losses                RCFD 3123    339,885                                     4.b.
   c. LESS: Allocated transfer risk
	    reserve                     RCFD 3128       0                                        4.c.
   d. Loans and leases, net of
      unearned income, allowance,
      and reserve (item 4.a minus
      4.b and 4.c)                                              2125            12,968,455       4.d.
5. Assets held in trading accounts                              2146             3,109,630       5.
6. Premises and fixed assets
   (including capitalized leases)                               2145               497,559       6.
7. Other real estate owned
   (from Schedule RC-M)                                 7       2150               101,446       7.
8. Investments in unconsolidated
   subsidiaries and associated -98
   companies (from Schedule RC-M)                               2130                 6,375       8.
9. Customers' liability to this bank
   on acceptances outstanding                                   2155               477,130       9.
10.Intangible assets (from Schedule
   RC-M)                                                        2143               147,257      10.
11.Other assets (from Schedule RC-F)                            2160             2,607,308      11.
12.Total assets (sum of items 1
   through 11)                                                  2170            34,491,462      12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.


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

Legal Title of Bank:    The First National Bank of Chicago      Call Date: 12/31/93  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460                                       Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
			---------


SCHEDULE RC--CONTINUED


					Dollar Amounts in                          C400
					   Thousands            RCFD            BIL MIL THOU
					-----------------       ----            ------------
ASSETS


LIABILITIES
13.  Deposits:
     a. In domestic offices (sum
	of totals of columns A and C
	from Schedule RC-E, part 1)                        RCON 2200            15,870,533       13.a.
	(1) Noninterest-bearing(1)     RCON 6631 7,494,138                                       13.a.(1)
	(2) Interest-bearing           RCON 6636 8,376,395                                       13.a.(2)
     b. In foreign offices, Edge
	and Agreement subsidiaries,
	and IBFs (from Schedule
	RC-E, part II)                                     RCFN 2200             7,254,022       13.b.
	(1) Noninterest bearing        RCFN 6631   352,283                                       13.b.(1)
	(2) Interest-bearing           RCFN 6636 6,901,739                                       13.b.(2)
14.  Federal funds purchased and
     securities sold under
     agreements to repurchase
     in domestic offices of
     the bank and of its Edge
     and Agreement subsidiaries,
     and in IBFs:
     a. Federal funds purchased                            RCFD 0278             2,649,907       14.a.
     b. Securities sold under
	agreements to repurchase                           RCFD 0279               171,899       14.b.
15.  Demand notes issued to the
     U.S. Treasury                                         RCON 2840               106,087       15.
16.  Other borrowed money                                  RCFD 2850             1,782,869       16.
17.  Mortgage indebtedness and
     obligations under capitalized
     leases                                                RCFD 2910               267,000       17.
18.  Bank's liability on acceptance
     executed and outstanding                              RCFD 2920               477,130       18.
19.  Subordinated notes and debentures                     RCFD 3200             1,175,000       19.
20.  Other liabilities (from Schedule
     RC-G)                                                 RCFD 2930             2,049,329       20.
21.  Total liabilities (sum of
     items 13 through 20)                                  RCFD 2948            31,803,776       21.
22.  Limited-Life preferred stock
     and related surplus                                   RCFD 3282                    0        22.

EQUITY CAPITAL
23.  Perpetual preferred stock
     and related surplus                                   RCFD 3838                    0        23.
24.  Common stock                                          RCFD 3230               200,858       24.
25.  Surplus (exclude all surplus
     related to preferred stock)                           RCFD 3839             2,254,940       25.
26.  a. Undivided profits and capital
	reserves                                           RCFD 3632               232,478       26.a.
     b. LESS: Net unrealized loss
	on marketable equity
	securities                                         RCFD 0297                  (299)      26.b.
27.  Cumulative foreign currency
     translation adjustments                               RCFD 3284                  (889)      27.
28.  Total equity capital
     (sum of items 23 through 27)                          RCFD 3210             2,687,686       28.
29.  Total liabilities, limited-life
     preferred stock, and equity
     capital (sum of items 21, 22,
     and 28)                                               RCFD 3300            34,491,462       29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external

   auditors as of any date during 1992          RCFA 06724 N/A                                   M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4.= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements
    by external auditors
6 = Compilation of the bank's financial statements
    by external auditors
7 = Other audit procedures (excluding tax
    preparation work)
8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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